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                                                                      EXHIBIT 21


                         Subsidiaries of the Registrant

                                                              Jurisdiction of
Name                                                            Organization
----                                                          ---------------

Progress Bank..................................................United States

     Progress Holdings, Inc....................................Pennsylvania

         Progress Leasing Company..............................Maryland

     PBIC, Inc.................................................Delaware

     Pilot Financial Corporation...............................Pennsylvania

     Progress Realty Advisors, Inc.............................Pennsylvania

     Progress Sentry Corporation...............................Pennsylvania

KMR Management, Inc............................................Pennsylvania

Progress Capital, Inc..........................................Delaware

Progress Capital Management, Inc...............................Pennsylvania

Progress Development Corporation...............................Pennsylvania

Progress Financial Resources, Inc..............................Delaware